Exhibit 10.1

Purple Innovation, Inc.

2017 EQUITY INCENTIVE PLAN

Option Grant Certificate

This Grant Certificate evidences the grant of [an Incentive Stock Option/a Nonqualified Stock Option] pursuant to the provisions of the Purple Innovation, Inc. 2017 Equity Incentive Plan (the “Plan”) to the individual whose name appears below (the “Participant”), covering the specific number of shares of stock set forth below, pursuant to the provisions of the Plan and on the following express terms and conditions (capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Plan):

1.	Name of Participant:

2.	Number of Shares of Stock:

3.	Exercise Price per Share:

4.	Date of Grant of this Option:

4.	Vesting:

5.	Change in Control:

6.	Termination of Option:

The Participant hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and this option is subject to these terms and provisions in all respects. At any time when the Participant wishes to exercise this option, in whole or in part, the Participant shall submit to the Company a written notice of exercise, specifying the exercise date and the number of Shares to be exercised. Upon exercise, the Participant shall remit to the Company the exercise price in cash or in such other form as permitted under the Plan, plus an amount sufficient to satisfy the required withholding tax obligation of the Company, if any, that arises in connection with such exercise.

Purple Innovation, Inc.

By:
	[NAME/TITLE]	Dated

Agreed to and Accepted by:

[Name of Participant]	Dated